Exhibit 5.1

Tel-Aviv, March 3, 2015

Ref: 6066/60

To:

Vascular Biogenics Ltd.

6 Jonathan Netanyahu St.

Or Yehuda, Israel 60376

Ladies and Gentlemen:

Re: Registration Statement on Form S-8

We have acted as Israeli counsel to Vascular Biogenics Ltd., a company organized under the laws of the State of Israel (the “Company”), in connection with its registration statement on Form S-8 (the “Registration Statement”) filed with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) covering up to an aggregate of 2,763,686 ordinary shares of the Company, par value 0.01 NIS per share (“Ordinary Shares”), as follows: (i) 945,357 Ordinary Shares issuable upon exercise of outstanding options under the Company’s Employee Share Ownership and Option Plan (2000) (the “2000 Plan”), (ii) 890,041 Ordinary Shares issuable upon exercise of outstanding options under the Company’s Employee Share Ownership and Option Plan (2011) (the “2011 Plan”) and (iii) 928,288 Ordinary Shares issuable under the Company’s Employee Share Ownership and Option Plan (2014)(the “2014 Plan”) and any additional Ordinary Shares that may become authorized for issuance under the 2014 Plan following the cancellation, termination or expiration of options issued under the 2000 Plan and/or the 2011 Plan without having been exercised for any reason, of which options for 60,000 Ordinary Shares were granted and the remainder is available and subject to the grant of future options or other awards under the 2014 Plan according to the terms of such Plan (together with the 2000 Plan and the 2011 Plan, the “Plans”; and collectively, we refer to all Shares issuable under the Plans as the “Shares”).

In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Plans, the Registration Statement, the Company’s amended and restated Articles of Association (the “Articles”), and such other agreements, certificates, resolutions, minutes and other statements of corporate officers and other representatives of the Company and others and other documents provided to us by the Company as we have deemed necessary or appropriate as a basis for this opinion.

In rendering an opinion on the matters hereinafter set forth, we have assumed the authenticity of all original documents submitted to us as certified, conformed or photographic copies thereof, the genuineness of all signatures and the due authenticity of all persons executing such documents. We have assumed the same to have been properly given and to be accurate. We have also assumed the truth of all facts communicated to us by the Company and that all consents, minutes and protocols of meetings of the Company’s committees, board of directors and shareholders which have been provided to us are true and accurate and have been properly prepared in accordance with the Articles and all applicable laws. In addition, we have assumed that the Company will duly approve any further future issuances of options and awards under the 2014 Plan, receive the full consideration for the Shares (which may consist, in part or in full, of services performed for the Company) and that the associated tax will be paid by or deducted at source.

Members of our firm are admitted to the Bar of the State of Israel, and we do not express any opinion as to the laws of any other jurisdiction. This opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated herein.

Based upon and subject to the foregoing, we are of the opinion that the Shares have been duly authorized and reserved for issuance and, when issued and paid for, will be validly issued, fully paid and non-assessable.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. In giving this opinion and such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, the rules and regulations of the Securities and Exchange Commission promulgated thereunder or Item 509 of Regulation S-K promulgated under the Securities Act.

This opinion letter is rendered as of the date hereof and we disclaim any obligation to advise you of facts, circumstances, events or developments that may be brought to our attention after the effective date of the Registration Statement that may alter, affect or modify the opinions expressed herein.

Sincerely yours,

/s/ Horn & Co. – Law Offices

Horn & Co. – Law Offices